Exhibit 4.6

FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE dated as of August 31, 2009 (this “Supplemental Indenture”), among Comcast Cable Communications, LLC (f/k/a Comcast Cable Communications, Inc.), a Delaware limited liability company (the “Successor Issuer”), Comcast Corporation (f/k/a AT&T Comcast Corporation), a Pennsylvania corporation (“Comcast”), Comcast Cable Holdings, LLC (f/k/a AT&T Broadband, LLC), a Delaware limited liability company (“Comcast Cable Holdings”), Comcast MO Group, Inc. (f/k/a MediaOne Group, Inc.), a Delaware corporation (“Comcast MO Group,” and collectively with Comcast, Comcast Cable Holdings and the Comcast MO Group, the “Original Guarantors”), Comcast MO of Delaware, LLC, a Delaware limited liability company (“Comcast MO of Delaware”), and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee (the “Trustee”).

     WHEREAS, Comcast Cable Communications Holdings, Inc. (f/k/a/ AT&T Broadband Corp.), a Delaware corporation (“Comcast Cable Communications Holdings”), is the successor issuer under the Indenture, dated as of November 14, 2002 (the “Original Indenture” and together with this Supplemental Indenture, the “Indenture”), pursuant to which Comcast Cable Communications Holdings (as successor issuer) issued, and the Trustee authenticated and delivered certain securities which are, as of the date hereof, outstanding (the “Outstanding Securities”) and pursuant to which a successor issuer may issue securities in the future (the “New Securities,” and together with the Outstanding Securities, the “Securities”);

     WHEREAS, on the date hereof, pursuant to an Agreement of Merger, dated as of August 27, 2009 between the Successor Issuer and Comcast Cable Communications Holdings, Comcast Cable Communications Holdings is being merged with and into the Successor Issuer, with the Successor Issuer continuing as the surviving entity;

     WHEREAS, in accordance with Section 8.01, the Successor Issuer desires to assume all of the obligations of Comcast Cable Communications Holdings under the Indenture;

     WHEREAS, each of the Successor Issuer, Comcast Cable Holdings, Comcast MO Group and Comcast MO of Delaware is a Wholly-Owned Subsidiary of Comcast;

     WHEREAS, each of the Original Guarantors irrevocably, fully and unconditionally guarantee, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Successor Issuer under the Indenture;

     WHEREAS, Comcast MO of Delaware desires to irrevocably, fully and unconditionally guarantee, jointly and severally with the Original Guarantors, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Successor Issuer under the Indenture;

     WHEREAS, pursuant to Section 7.01(g) of the Indenture, the Company and the Trustee may amend or supplement the Indenture without consent of any Holder to make any change that does not adversely affect the rights of any Holder;

     WHEREAS, the Successor Issuer, the Original Guarantors and Comcast MO of Delaware have requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Issuer, the Original Guarantors, Comcast MO of Delaware and the Trustee do hereby supplement and amend the Original Indenture without notice to or consent of any Securityholder as follows:

ARTICLE 1
DEFINITIONS

     Section 1.01. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms.

     Section 1.02. Amendments. The Indenture is hereby amended as follows:

     “Cable Guarantor” means each of Comcast Corporation, Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast

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MO of Delaware, LLC, in each case excluding such entities’ Subsidiaries and unless and until such Cable Guarantor is release from its Cable Guarantee pursuant to this Indenture.

     “Issuer” means (except as otherwise provided in Article 5 of the Indenture) Comcast Cable Communications, LLC, a Delaware limited liability company, and, subject to Article 8 of the Indenture, its successors and assigns.

ARTICLE 2
ASSUMPTION OF OBLIGATIONS

     Section 2.01. Assumption of Obligations. In accordance with the provisions of Section 8.01 of the Indenture, the Successor Issuer hereby assumes the due and punctual payment of the principal and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Issuer.

ARTICLE 3
GUARANTEES

     Section 3.01. Guarantee. Subject to Section 12.09 of the Indenture, Comcast MO of Delaware hereby agrees to be bound by all obligations of a Guarantor as set forth under the Indenture including, but not limited to irrevocably, fully and unconditionally guaranteeing, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Successor Issuer under the Indenture, upon the terms and subject to the conditions of the Indenture.

     The following Section 12.10 is hereby added to Article 12 of the Original Indenture:

     Section 12.10. Additional Guarantors. If, from time to time, a Comcast Subsidiary desires to be added as a Guarantor under the Indenture and such Subsidiary agrees to assume all the obligations of a Guarantor under the Indenture including without limitation, the obligations specified under this Article 12, such Subsidiary may be added to the definition of “Guarantor” under the Indenture by entering into a

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written agreement with the Successor Issuer and the Trustee in the form attached as Exhibit A. Execution of such written agreement by a Subsidiary evidences the Guarantee of such Subsidiary and constitutes due delivery of the Guarantee as set forth in this Supplemental Indenture on behalf of the Subsidiary with respect to the Outstanding Securities. The execution of such written agreement evidences the Guarantee of such Subsidiary with respect to any New Security, whether or not the person signing as an officer of the Subsidiary still holds that office at the time of authentication of such New Security. The delivery of any New Security by the Trustee after authentication constitutes due delivery of the Guarantees as set forth in this Supplemental Indenture on behalf of the Subsidiary.

ARTICLE 4
MISCELLANEOUS

     Section 4.01. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

     Section 4.02. Supplemental Indenture Incorporated Into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Original Indenture is hereby incorporated by reference herein and the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

     Section 4.03. Outstanding Securities Deemed Conformed. As of the date hereof, the provisions of the Outstanding Securities shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Outstanding Security or any other action on the party of the holders of Outstanding Securities, the Successor Issuer or the Trustee, so as to reflect this Supplemental Indenture.

     Section 4.04. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 4.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of

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Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

     Section 4.06. Successors. Subject to Section 12.09 of the Original Indenture, all agreements of the Successor Issuer, the Guarantors and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

     Section 4.07. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

     Section 4.08. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 4.09. Effect Of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 4.10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Successor Issuer, the Original Guarantors and Comcast MO of Delaware and not of the Trustee.

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IN WITNESS WHEREOF, each the parties have caused this Supplemental Indenture to be duly executed, all as of the first date written above.

COMCAST CORPORATION
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Vice President and
Treasurer

(CORPORATE SEAL)
Attest:

By:	/s/ ARM

COMCAST CABLE
COMMUNICATIONS, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Vice President and
Treasurer

(CORPORATE SEAL)
Attest:

By:	/s/ ARM

COMCAST MO GROUP, INC.

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Vice President and
Treasurer

(CORPORATE SEAL)
Attest:

By:	/s/ ARM

COMCAST CABLE HOLDINGS, LLC
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Vice President and
Treasurer

(CORPORATE SEAL)
Attest:

By:	/s/ ARM

COMCAST MO OF DELAWARE, LLC
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Vice President and
Treasurer

(CORPORATE SEAL)
Attest:

By:	/s/ ARM

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Mary Miselis
	Name:	MARY MISELIS
	Title:	VICE PRESIDENT

Exhibit A

Additional Guarantor Agreement

     This Additional Guarantor Agreement (the “Agreement”) is entered into as of ________, 20__ among Comcast Cable Communications, LLC, a Delaware limited liability company (the “Issuer”), [________________ ] (the “New Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”).

     WHEREAS, the Issuer is the successor issuer under the Indenture, dated as of November 14, 2002 (the “Indenture”), pursuant to which the Issuer (as successor issuer) issued, and the Trustee authenticated and delivered, certain securities which are, as of the date hereof, outstanding (the “Outstanding Securities”) and pursuant to which the Issuer may issue securities in the future (the “New Securities,” and together with the Outstanding Securities, the “Securities”) which Securities have been guaranteed by Comcast Corporation, a Pennsylvania corporation, Comcast Cable Holdings, LLC, a Delaware limited liability company, Comcast MO Group, Inc., a Delaware corporation, and Comcast MO of Delaware, LLC, a Delaware limited liability company;

     WHEREAS, pursuant to Section 12.10 of the First Supplemental Indenture, dated as of [_______ __], 2009, (the “First Supplemental Indenture”) the New Guarantor may become a Guarantor under the Indenture by entering into this Agreement among the New Guarantor, the Issuer and the Trustee; and

     WHEREAS, the New Guarantor wishes to enter into this Agreement to make the guarantees as provided under the Indenture a valid obligation of the New Guarantor, and the execution and delivery of this Agreement have been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the New Guarantor, and the Trustee hereby agree as follows for the equal and ratable benefit of the holders of the Securities:

     1. The parties hereby agree to the addition of the New Guarantor to the definition of “Guarantor” under the Indenture and the New Guarantor agrees to be bound by all obligations of a Guarantor as set forth under the Indenture including, but not limited to irrevocably, fully and unconditionally guaranteeing, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture, upon the terms and subject to the conditions of the Indenture.

     2. This Agreement shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

     3. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

     IN WITNESS WHEREOF, each the parties have caused this Agreement to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the first date written above.

COMCAST CABLE
COMMUNICATIONS, LLC

By:
Name:
Title:

(CORPORATE SEAL)
Attest:

By:

[___________________________]

By:
Name:
Title:

(CORPORATE SEAL)
Attest:

By:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[___________________________]

By:
Name:
Title:

(CORPORATE SEAL)
Attest:

By: